Exhibit 23.4

                       Consent of Independent Accountants

We consent to the inclusion in this registration statement on Form S-4 of our report dated March 15, 1996, on our audits of the financial statements of Monor Communications Group, Inc. and Subsidiaries. We also consent to the reference to our firm under the Caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.
                                          -------------------------------------

Coopers & Lybrand L.L.P.
Lincoln, Nebraska
December 20, 1996